INVESTOR PRESENTATION FEBRUARY 2021 v FEBRUARY 2021 Investor Presentation Exhibit 99.2

INVESTOR PRESENTATION FEBRUARY 2021 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted EBITDA margin for the three and twelve - month periods ended December 31 , 2020 and 2019 on a consolidated basis ; EBITDA, adjusted EBITDA, adjusted EBITDA excluding truckload and adjusted EBITDA for our North American less - than - truckload business for the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three period ended December 31 , 2020 and 2019 , and the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three and twelve - month periods ended December 31 , 2020 and 2019 ; adjusted operating income and adjusted operating ratio for our North American less - than - truckload business for the three and twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; and net debt and net leverage as of December 31 , 2020 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables . We believe that EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities . We believe that adjusted operating income and adjusted operating ratio for our North American less - than - truckload business improve the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction, integration and restructuring costs, amortization expenses as well as real estate gains and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that net debt and net leverage is an important measure of our overall liquidity position and is calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our last twelve - month reported adjusted EBITDA . With respect to our full year 2021 financial targets for adjusted EBITDA, adjusted diluted EPS and free cash flow, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our future growth prospects for EBITDA in our North American less - than - truckload business, our company's potential profit growth opportunity, our company’s full year 2021 financial targets for adjusted EBITDA, depreciation and amortization, interest expense, effective tax rate, adjusted diluted EPS, gross capital expenditures, net capital expenditures and free cash flow, as well as our company’s planned spin - off of its logistics segment and its plan to pursue an investment - grade credit rating . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic and government responses to the COVID - 19 pandemic ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to implement our cost and revenue initiatives ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin - off of our logistics segment, including final approval for the proposed spin - off and the risk that the spin - off may not be completed on the terms or timeline currently contemplated, if at all ; the impact of the proposed spin - off on the size and business diversity of our company ; the ability of the proposed spin - off to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom's exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this deck are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this deck speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION FEBRUARY 2021 Table of contents 3 INVESTOR HIGHLIGHTS 4 BUSINESS OVERVIEW 5 FINANCIAL HIGHLIGHTS AND KEY METRICS 11 LOGISTICS 19 LESS - THAN - TRUCKLOAD 27 TRUCK BROKERAGE 35 SUPPLEMENTAL MATERIALS 44

INVESTOR PRESENTATION FEBRUARY 2021 Investor highlights: Key factors driving growth and returns 4 Leading positions in fast - growing sectors A leader in logistics, less - than - truckload (LTL) transportation and truck brokerage Numerous opportunities for top - line growth Proven ability to capture organic share through price and volume, and expand through accretive M&A Strong presence in e - commerce and omnichannel retail Largest outsourced e - commerce logistics platform in Europe, with expansive capabilities in North America Fast pace of technological innovation Proprietary technology for warehouse automation, LTL optimization and digital brokerage services Substantial advantages of scale Mission - critical ability to serve large customers; operating leverage; data leverage; purchasing power Nimble capital allocation focused on returns Strong track record of creating substantial shareholder value; disciplined, ROI - based capital allocation ~$700 million to $1 billion of potential incremental profit opportunity XPO - specific cost and revenue initiatives underway, with the majority driven by proprietary technology Ability to outperform the macro Proven resilience due to durable demand in key verticals, flexible business models and low concentration risk Significant cash generation through cycles Low maintenance capex; working capital becomes a source of cash in downturns Wide moat of results - oriented innovators 35 most senior executives and ~2,500 professionals at the next level with blue - chip industry experience

INVESTOR PRESENTATION FEBRUARY 2021 Business overview

INVESTOR PRESENTATION FEBRUARY 2021 Serving over 50,000 customers in 30 countries 6 1 C ompany segment revenue data, excluding intersegment eliminations 2 Locations and employees adjusted to reflect the Kuehne + Nagel acquisition January 2021 XPO is the second largest contract logistics provider globally, with a leading e - commerce platform XPO is a leading global provider of truck brokerage services and less - than - truckload (LTL) transportation 1 LOGISTICS SEGMENT 38% OF 2020 REVENUE 1 TRANSPORTATION SEGMENT 62% OF 2020 REVENUE 1 Revenue $6.2 billion Locations 2 890 Countries of operation 27 Employees 2 ~67,000 Revenue $10.2 billion Locations 730 Countries of operation 18 Employees ~39,000

INVESTOR PRESENTATION FEBRUARY 2021 Key 2020 financial metrics 7 Refer to the “Non - GAAP Financial Measures” section on page 2 and the “Financial Highlights” section for related information FREE CASH FLOW 1 $554 million Asset - Based 29% Asset - Light 71% US 58% France 11% UK 13% Spain 6% Other 12% REVENUE BY GEOGRAPHY REVENUE BY MIX REVENUE $16.3 billion ADJUSTED EBITDA 1 $1.4 billion

XPOLogistics

~$500 million average annual investment in innovative supply chain technology

KEY TECHNOLOGY BY SERVICE LINE

LOGISTICS

- Proprietary warehouse management system manages all distribution processes and warehouse operations
- Provides in-house control of robotics and other advanced automation
- Integrates transportation and logistics services for retail, e-commerce, omnichannel and manufacturing customers using XPO Direct™
- Improves productivity in warehouse operations by rightsizing labor resources with XPO Smart™ analytics

LESS-THAN-TRUCKLOAD

- Network optimization tools improve LTL linehaul, pickup-and-delivery, and routing
- Proprietary algorithms with machine learning assimilate constant inflows of data
- Visibility facilitates selling LTL across additional verticals
- Improves the efficiency of cross-dock operations with XPO Smart™ analytics

TRUCK BROKERAGE

- Proprietary XPO Connect™ marketplace with machine learning drives end-to-end efficiency in brokered freight transactions
- Fully automated platform integrates Freight Optimizer capacity management engine
- Automates carrier matching to optimal loads
- Lowers environmental impact by reducing empty truck miles
- Gives carriers access to XPO Connect™ from their trucks with Drive XPO™ app

~1,600 technology professionals focus on continuously improving results

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INVESTOR PRESENTATION FEBRUARY 2021 XPO Connect Œ is a powerful, digital ecosystem for freight management INTELLIGENT BROKERAGE AUTOMATION CREATES VALUE IN REAL TIME ▪ Optimizes freight - matching by sourcing the best carriers for each load profile ▪ Expands revenue and margins with automated load - tendering, pricing, bidding, buying and tracking ▪ Improves freight management by providing deep visibility into available capacity ▪ Establishes the architecture for continuous innovation ▪ Creates operational synergies 9 CARRIERS FREIGHT OPTIMIZER API CUSTOMERS Carriers can: ▪ Search the platform’s load board to find freight for trucks and book it digitally ▪ Choose to accept the posted rate or bid and negotiate, using the automated counteroffer feature ▪ Drivers use the Drive XPO Œ app from the road to find loads and backhauls, avoid delays and file e - documents Shippers can: ▪ Post loads, receive quotes from carriers, create orders digitally, and track shipments in real time ▪ Select the optimal capacity based on load profile, preferences, price and market conditions ▪ Customize analytics and reports to gain insights into the impact of decisions

INVESTOR PRESENTATION FEBRUARY 2021 XPO Smart Œ improves productivity of warehouse and cross - dock operations BECOMES CONTINUOUSLY SMARTER AT SITE - SPECIFIC OPTIMIZATION ▪ Labor management and planning ▪ Attendance tracking ▪ Productivity tracking ▪ Access on cloud applications, large - format displays, mobile devices and handhelds ▪ Production management of inbound and outbound flows ▪ Enhanced SKU velocity ▪ Granular - level detail in a few clicks MACHINE LEARNING MODELING ANALYTICS FORECASTING IOT DATA TRANSACTIONAL DATA TIME AND ATTENDANCE 10

INVESTOR PRESENTATION FEBRUARY 2021 Financial highlights and key metrics

INVESTOR PRESENTATION FEBRUARY 2021 Industry - leading growth in revenue and adjusted EBITDA 12 REVENUE ADJUSTED EBITDA Note: Both charts exclude the impact of the North American truckload unit divested in October 2016 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document 7,533 14,188 15,381 17,279 16,648 16,252 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019 2020 474 1,168 1,367 1,562 1,668 1,393 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019 2020 2021F 1,725 – 1,800 $ in millions $ in millions

INVESTOR PRESENTATION FEBRUARY 2021 Strong free cash flow generation 13 FREE CASH FLOW Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 2018 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document $ in millions (98) 207 399 694 628 554 600 – 700 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019 2020 2021F - 125

INVESTOR PRESENTATION FEBRUARY 2021 Balance sheet and liquidity as of December 31, 2020 14 NET DEBT 1 $4.7 billion CASH AND CASH EQUIVALENTS $2.1 billion NET LEVERAGE 2 3.3x TOTAL LIQUIDITY $3.1 billion Recent activities ▪ The company redeemed $1.2 billion of Senior Notes due 2022 in January 2021 ▪ No significant debt maturities until mid - 2023 ▪ Substantially all convertible preferred stock converted into common stock in December 2020 1 Calculated as total debt of $6.7 billion less cash and cash equivalents of $2.1 billion 2 Calculated as net debt of $4.7 billion divided by LTM adjusted EBITDA of $1.4 billion Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2021 Fourth quarter 2020 results 15 REVENUE $4.67 billion NET INCOME 1 $93 million DILUTED EARNINGS PER SHARE $0.91 ADJUSTED NET INCOME 1 $121 million ADJUSTED DILUTED EARNINGS PER SHARE 2 ADJUSTED EBITDA $449 million CASH FLOW FROM OPERATIONS $193 million FREE CASH FLOW $91 million $1.19 Commentary ▪ The company reported record fourth quarter revenue and adjusted EBITDA ▪ Revenue increased 13% year - over - year, as demand continued to rebound from COVID - impacted second quarter lows ▪ The increases in operating income and adjusted EBITDA were related primarily to higher profitability in truck brokerage and in LTL, with gains from LTL real estate sales excluded ▪ In North American LTL, fourth quarter adjusted operating ratio, excluding real estate gains, strengthened for the sixth consecutive year Three months ended December 31, 2020 1 Net income attributable to common shareholders 2 Includes amortization of acquisition - related intangible assets of $0.25 per diluted share Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2021 Full - year 2020 results 16 REVENUE $16.25 billion NET INCOME 1 $79 million DILUTED EPS $0.78 ADJUSTED NET INCOME 1 $205 million ADJUSTED DILUTED EPS 2 ADJUSTED EBITDA $1.39 billion CASH FLOW FROM OPERATIONS $885 million FREE CASH FLOW $554 million $2.01 1 Net income attributable to common shareholders 2 Includes amortization of acquisition - related intangible assets of $0.96 per diluted share Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Rebounded dramatically from COVID and ended 2020 with the highest adjusted EBITDA of any fourth quarter in the company’s history

INVESTOR PRESENTATION FEBRUARY 2021 Full - year 2021 guidance 17 1 Excluding amortization of acquisition - related intangible assets 2 Excludes amortization of acquisition - related intangible assets estimated to be $145 million in 2021 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document * The company will present adjusted net income and adjusted diluted EPS excluding the amortization of acquisition - related intang ible assets, starting with 2021 reporting. The company’s 2021 guidance excludes impacts associated with the planned spin - off of the logistics segment previously announced; and assumes 113 million diluted shares outstanding. ADJUSTED EBITDA $1.725 – 1.8 billion DEPRECIATION AND AMORITIZATION 1 $780 – 800 million INTEREST EXPENSE $275 – 285 million EFFECTIVE TAX RATE 24% – 26% GROSS CAPITAL EXPENDITURES $625 – 675 million NET CAPITAL EXPENDITURES $475 – 525 million *ADJUSTED DILUTED EPS 2 $5.10 – 5.85 FREE CASH FLOW $600 – 700 million Related to 2021 cash flows:

XPOLogistics

Potential profit growth opportunity of ~$700 million to $1 billion

INITIATIVES AS % OF TOTAL XPO-SPECIFIC OPPORTUNITY



Pricing benefits
20%
Revenue initiatives
Cost initiatives
60%
New business initiatives
20%

XPO is executing on 10 profit initiatives that are all self-driven and largely independent of the macro. In total, these initiatives represent a potential $700 million to $1 billion profit improvement run rate in 2023. XPO made progress with these initiatives in 2020, in large part due to the company-specific benefits of its technology, despite a choppy operating environment in the early months of the pandemic.

The profit improvement opportunity range provided above is expected to apply to current operations as follows: ~50% benefit to global logistics; ~30% benefit to North American LTL; and ~20% benefit to all other transportation lines.

POOL OF COST OPPORTUNITIES

- XPO Smart™ optimization of ~$5 billion of variable labor cost
- Greater efficiencies in LTL linehaul and pickup-and-delivery spend
- Continued logistics automation
- European logistics margin expansion
- Global procurement savings
- Further back-office optimization

POOL OF REVENUE OPPORTUNITIES

- Advanced pricing analytics and revenue tools
- XPO Connect™ digital freight marketplace
- XPO Direct™ shared distribution network
- Focused selling to European strategic accounts

XPO will continue to analyze these and other opportunities to ensure that resources are focused on endeavors that potentially can return the most value.

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INVESTOR PRESENTATION FEBRUARY 2021 Logistics

XPO Logistics

XPO is the second largest contract logistics provider globally

Logistics is an asset-light business characterized by long-term contractual relationships with high renewal rates and low cyclicality. It includes the management and distribution of goods, order fulfillment, reverse logistics, and other services. Industry size, North America and Europe: ~$130 billion[1].

XPO KEY METRICS[2]	
Revenue	$6.2 billion
Countries of operation	27
Locations	890
Employees	~67,000
Average contract length	~5 years
Total warehouse space	~212 million sq. ft. (20 million sq. m.)
– Capacity in Europe	~103 million sq. ft.
– Capacity in North America	~101 million sq. ft.
– Capacity in Asia	~8 million sq. ft.


XPOLogistics
LayerPicker
LayerPicker

[1] Source: Third-party industry research; refers to contract logistics
[2] Full-year 2020 revenue; all other metrics as of December 31, 2020, locations and employees adjusted to reflect the Kuehne + Nagel acquisition January 2021

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INVESTOR PRESENTATION FEBRUARY 2021 XPO has decades of vertical expertise and prominent customers 21 TOP VERTICALS % 2020 REVENUE DEEP EXPERTISE E - commerce / retail ▪ Comprehensive B2C services, including warehousing, distribution, advanced automation, labor, inventory management, peak management and forecasting Food and beverage ▪ Frozen, refrigerated and dry storage; fulfillment for retail, hospitality and direct - to - consumer supply chains with stringent regulatory compliance, and recalls management Consumer packaged goods ▪ Replicable solutions for consistent results across national and multinational consumer markets, including e - commerce, reverse logistics and omnichannel fulfillment Consumer technology ▪ Direct - to - consumer and retail fulfillment and returns management of consumer electronics and other devices for manufacturers 11% 13% 13% 39% In 2020, XPO’s top four verticals accounted for 76% of global logistics revenue, and the vast majority of logistics revenue was derived from the US, UK, France and Spain

INVESTOR PRESENTATION FEBRUARY 2021 Known as a global leader in innovation, expertise and quality of performance 22 Strongly positioned with blue - chip customers requiring bespoke solutions ▪ XPO’s reputation for reliable outcomes resonates with customers seeking to de - risk supply chains ▪ Expansive capacity and scale, with best - in - class ability to manage tight labor markets Proprietary technology excels at agility, visibility, speed, accuracy and control ▪ Strong focus on cost management, rightsizing labor, solving loss - makers and peak management ▪ Proprietary XPO Smart Œ tools leverage machine learning to improve productivity Major provider of e - commerce and omnichannel logistics ▪ Largest outsourced e - fulfilment platform in Europe, with expansive capabilities in North America ▪ Rigorous returns management is highly valued by retailers and e - tailers XPO Direct Œ utilizes existing North American network for shared distribution ▪ Customers use XPO’s AI to flex inventory while avoiding large fixed costs and capital investments ▪ Sites positioned to serve 99% of US population through one - day and two - day ground delivery Large opportunity to grow share in established specializations ▪ Proven track records in consumer technology, omnichannel retail, aerospace and defense, consumer packaged goods, apparel, cosmetics, food retail, cold - chain and industrial, with a growing presence in healthcare Significant levers for profitable growth and strong free cash flow ▪ Sales strategy is geared toward consumer sector: customer wallet share and new accounts ▪ Long runway for margin expansion via XPO Smart Œ , advanced automation and robotics

INVESTOR PRESENTATION FEBRUARY 2021 23 Sophisticated capabilities are mission - critical for customers 23 ▪ Technology - enabled fulfillment and returns, continuously improved by AI and machine learning ▪ Significant increases in unit throughput ▪ Enhanced safety and workplace environment ▪ Ongoing robotics implementations planned in North America and Europe ▪ Burgeoning demand for reverse logistics, valued by e - commerce companies and retailers with high consumer expectations ▪ Full lifecycle management of returned merchandise, including return - to - retail, recycling or disposal ▪ Consistently reliable aftermarket distribution with rigorous inventory management ▪ Personalization during order fulfillment ▪ Channel - specific boxing and labeling ▪ Co - packing of similar goods for distribution cost efficiency ▪ Compliance monitoring of regulated goods ▪ Manufacturing support ▪ Carrier management ▪ Engineered packaging ▪ Cross - functional forecasting platform ▪ Customer collaboration for speed - to - market and omnichannel strategies ▪ Ability to shift between short and long - term warehousing for cost flexibility ▪ Optimization of outbound and inbound logistics flows ▪ Automated replenishment of materials and parts ADVANCED AUTOMATION AND ROBOTICS REVERSE LOGISTICS AND AFTERMARKET SUPPORT SUPPLY CHAIN OPTIMIZATION VALUE - ADD SERVICES AND CUSTOMIZATIONS

INVESTOR PRESENTATION FEBRUARY 2021 ▪ First - mover advantage with advanced automation strongly differentiates XPO as a logistics partner of choice ▪ Automation increases speed and accuracy by tying in multiple technologies to perform several steps of a process ▪ Robotics work cooperatively with humans or as standalone solutions ▪ Collaborative robots and autonomous goods - to - person systems overcome space and labor constraints, can move between projects and sites Intelligent warehouse automation generates measurable improvements 24 4 - 6x productivity improvement with employees supported by goods - to - person systems 2x productivity improvement with employees who work alongside cobots ROBOTICS GOODS - TO - PERSON SYSTEMS ADVANCED SORTATION SYSTEMS VISION TECHNOLOGY

XPO Smart™ is delivering average logistics productivity improvement of 5% to 7%

Proprietary suite of productivity tools optimizes ~$5 billion variable labor cost, which is primarily in logistics

- Analytics provide deep visibility into warehouse labor activity in real time, as well as pre-scheduled labor for future periods
- Machine learning drives productivity and operational effectiveness through actionable business intelligence
- Manages major productivity levers simultaneously, including: full-time labor, part-time labor, length of work shift, scheduling and overtime hours
- Site-specific modeling helps managers understand the future impacts of operational decisions
- Takes turnover and training time into account



Implemented in 85% of warehouses in North America and 50% of warehouses in Europe, with large upside going forward

INVESTOR PRESENTATION FEBRUARY 2021 25

XPOLogistics

XPO Direct™ flexible distribution network in North America

XPO Direct™ is a national distribution solution that gives customers fluid fulfillment with more flexibility than traditional distribution models, and at lower cost:

- Reduces fixed costs and large capital investments by sharing warehouses, logistics processes, labor and technology with other XPO customers;
- Reduces goods-in-transit time by repositioning inventory close to target populations as demand patterns change.

ADVANTAGES FOR CUSTOMERS

- Retailers, e-tailers and manufacturers have access to logistics scale, expertise and technology without adding high-fixed-cost distribution centers
- Shortens time from consumer order to delivery, and reduces response time for retail stocking and store replenishment
- Cutting-edge technology in place for ease of doing business at both ends; predictive analytics help plan inventory flows
- Customers can reposition inventory within one and two-day ground delivery range of ~99% of the US population as demand patterns change
- Service agility enhances brands

ADVANTAGES FOR XPO

- Strongly differentiates XPO from other logistics providers in the marketplace
- Increases utilization of existing warehouses and other resources
- Leverages XPO's transportation and logistics solutions in combination:
  - Facilities serve as strategically located stockholding sites and cross-docks that can be utilized by multiple customers at the same time
  - Transportation needs are supported by the company's brokered, contracted and owned capacity

XPO Direct™ is achieving profitability in second full year of operations

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INVESTOR PRESENTATION FEBRUARY 2021 Less - than - truckload

INVESTOR PRESENTATION FEBRUARY 2021 XPO is a top three provider of less - than - truckload (LTL) service in North America 28 LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, often shipped on pallets. Freight for different customers are consolidated in the same trailer. North American industry size: ~ $43 billion 1 . Revenue $3.5 billion Employees ~20,000 Terminals 290 Number of tractors / trailers ~7,800 / 25,000 Shipments per year ~12.4 million Average length of haul 826 miles Average tractor fleet age 4.8 years XPO KEY METRICS 2 XPO IMAGE THAT ILLUSTRATES LTL SERVICE 1 Source: Third - party research 2 Full - year 2020 revenue and shipments per year; other metrics as of December 31, 2020

INVESTOR PRESENTATION FEBRUARY 2021 290 LTL terminals provide critical coverage and lane density 29 Many large customers prefer a single LTL partner for national service

North American LTL has a well-defined opportunity to grow EBITDA to at least $1 billion in 2022

XPOLogistics

Fundamentals favorable for long-term industry expansion	▪ Industry characterized by rational pricing dynamics ▪ Rapid growth of e-commerce driving retail shipments to LTL carriers
National providers have a strong advantage	▪ XPO is one of few US providers with coast-to-coast scale and visibility ▪ Covers every US state, including Alaska and Hawaii, and ~99% of all US postal codes
Further profit improvement potential via tech in place	▪ Technology optimizes linehaul load-building, pickup-and-delivery and routing ▪ XPO Smart™ tools drive process improvements, cost savings and labor productivity
Data-driven pricing reduces cost and improves utilization	▪ Technology automates pricing for small to mid-sized accounts ▪ Elasticity models help inform pricing decisions for larger accounts
Substantial improvement every year since acquisition, with more upside	▪ Second best adjusted operating ratio in the LTL industry ▪ Resilient cash flow generation through diligent working capital and capex management

In 2020, XPO improved Q4 LTL adjusted operating ratio, excluding real estate gains, for the sixth straight year

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XPOLogistics

Compelling value proposition differentiated by scale and technology

Critical capacity, density and scale[1]

- One of the largest, most modern and safety-equipped fleets in industry
- ~12,000 professional drivers
- All types of commodities accepted
- Over 75,000 next-day and two-day lanes

Intelligent technology

- Data-driven capabilities with machine learning, proprietary to XPO
- Driving up productivity beyond the significant gains already made
- XPO analytics tailor business intelligence for customers

Strong relationships

- Over 30 years' experience in LTL
- Single source for customers with delivery needs in multiple markets
- Longstanding relationships for shipments to and from Mexico, Puerto Rico, Canada
- Responsive operators committed to superior outcomes

NORTH AMERICAN LTL PROVIDERS[2]



$ in millions
FedEx Freight
7,454
Old Dominion Freight Line
4,055
XPOLogistics
3,841
YRC Freight
3,049
Estes Express Lines
2,818
UPS Freight
2,679
ABF Freight System
2,094
SAIA LTL Freight
1,787
R + L Carriers
1,718
Southeastern Freight Lines
1,242

[1] As of December 31, 2020
[2] 2019 revenue data includes fuel surcharge; source: SJ Consulting Group

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XPO Logistics

LTL network optimization technology prioritizes three key areas

ROUTING

Dynamic routing and real-time digital visibility

- Increases pickup-and-delivery pounds per person-hour, stops per hour and weight per trip
- Reduces pickup-and-delivery miles per stop and cost per stop
- Improves service levels by sequencing routes for better control of delivery times and exception management

LOAD-BUILDING

Automated load-building and higher trailer utilization

- Continually optimizes linehaul network
- Improves trailer utilization with real-time compliance monitoring
- Reduces multiple stops for trucks dedicated to direct movements

PRICING

Data-driven pricing for network balancing

- Provides real-time cost visibility at the shipment level
- Reduces costs, improves utilization and decreases empty miles
- Speeds onboarding of more profitable small to mid-sized local accounts

XPO's technology uses machine learning to become continually smarter at improving operations

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INVESTOR PRESENTATION FEBRUARY 2021 XPO Smart Œ delivers significant labor and service efficiencies on cross - docks 33 Rightsizes all components of LTL labor mix ▪ Real - time visibility drives more motor moves per hour on cross - docks, with high engagement of dock workers and drivers ▪ Manages major productivity levers simultaneously, including: full - time labor, part - time labor, length of work shift, scheduling and overtime hours ▪ Analytics provide deep visibility into cross - dock labor activity in real time, as well as pre - scheduled labor for future periods ▪ Site - specific modeling helps managers understand the future impacts of operational decisions ▪ Takes turnover and training time into account Implemented in 100% of North American LTL network, with significant productivity enhancements expected when fully utilized XPO IMAGE – IINSIDE OF LTL TRAILER

XPOLogistics

A leading LTL provider in the UK, France, Spain and Portugal

- Over 100 LTL locations serving countries across Europe
- Optimal operating model used for each national market: contracted capacity, owned capacity or blended capacity
- Ability to transport freight from a single pallet to full truckload
- ~60,000 pallets delivered daily over domestic networks
- ~9,800 pallets delivered daily over international networks


XPO international hub
Partner international hub
XPO platform
Partner platform
Norway
Sweden
Denmark
Ireland
United Kingdom
Netherlands
Poland
Belgium
Germany
Lux
Czech
Slovakia
Austria
France
Switzerland
Moldova
Croatia
Slovenia
Romania
Bosnia-Herz
Serbia
Montenegro
Bulgaria
Kosovo
Italy
Macedonia
Spain
Portugal
Albania
Greece
Tukey

Pan-European LTL solutions are valued by multinational customers

INVESTOR PRESENTATION FEBRUARY 2021

34

INVESTOR PRESENTATION FEBRUARY 2021 Truck brokerage

XPOLogistics

XPO is the third largest truck brokerage provider in North America

Truck brokerage is a non-asset business that facilitates the movement of a quantity of freight requiring a full truckload, typically from a single shipper. A broker purchases truck capacity from independent carriers. North American industry size: ~$360 billion[1].

XPO KEY METRICS[2]	
Revenue	$1.66 billion
Locations	16
Employees	~1,000
Independent carriers	~58,000 North America ~75,000 globally
Core carriers	~3,200
Accessible trucks	Over 1,000,000



[1] Source: Third-party research; total truckload industry size, including brokerage component
[2] Full-year 2020 revenue; other metrics as of December 31, 2020

INVESTOR PRESENTATION FEBRUARY 2021 36

INVESTOR PRESENTATION FEBRUARY 2021 2020 REVENUE BY CUSTOMERS 2020 REVENUE BY END - MARKET Brokerage revenue diversified across resilient verticals, low concentration risk Strategic focus on expanding share of e - commerce and consumer goods 37 Food and beverage 21% Retail and E - commerce 23% Industrial and Manufacturing 19% Logistics and Transportation 12% Automotive 5% Consumer Goods 5% Agriculture and Chemicals 4% Other 11% Customer 1 9% Customers 2 - 5 10% Customers 6 - 10 8% Customers 11 - 20 11% Others 62%

INVESTOR PRESENTATION FEBRUARY 2021 XPO’s 16.3% revenue CAGR from 2013 – 2019 was ~770 bps better than industry’s 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 20% 21% 2000A 2001A 2002A 2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020E TRUCK BROKERS HAVE A LONG HISTORY OF PENETRATING THE FREIGHT INDUSTRY Source: Third - party industry research XPO’s brokerage growth continues to outpace the industry US truck brokerage penetration 38

XPO Logistics

Compelling value proposition underpins long track record of outperformance

Critical scale and capacity	▪ #3 broker in North America and #2 worldwide ▪ A transportation leader across UK, France, Spain, Portugal and Morocco
Secular industry tailwinds	▪ Acceleration of outsourcing to brokers; robust demand from consumer verticals ▪ Growth of industry-leading last mile offering driven heavy goods e-commerce
Nimble business model	▪ Agile, non-asset business model generates strong return on investment ▪ Strong operating leverage and modest capex requirements
Durable commercial edge	▪ Long-tenured base of Tier 1 customer relationships, with low concentration ▪ Blue-chip brands are highly referenceable in key verticals
Proprietary digital advantage	▪ XPO Connect™ excels at efficiency through automation; rapid ongoing adoption ▪ Investments in digitization and visibility have created clear differentiation
Double-digit EBITDA growth	▪ Driven by pricing optimization, digital productivity, disciplined sales/margin growth ▪ Outsized free cash flow conversion to EBITDA

XPO is continuing to grow share of a vast addressable opportunity

INVESTOR PRESENTATION FEBRUARY 2021 39

INVESTOR PRESENTATION FEBRUARY 2021 TECHNOLOGY - DRIVEN MULTIPLE PROFIT INITIATIVES UNDERWAY Expand XPO Connect Œ ▪ Significant opportunity to unlock incremental revenue and profit well beyond current levels ▪ Value of XPO Connect Œ will compound in response to rapid adoption Pricing optimization ▪ Utilize XPO’s market pricing and contract utilization tools to capture higher - margin opportunities ▪ Tailor sales strategies for Tier 1, 2 and 3 customers Operational excellence ▪ Build on productivity gains already achieved to realize further sustainable uplifts to margin ▪ Continuously improve efficiency and drive down labor costs through automation Large potential runway for margin expansion 40

INVESTOR PRESENTATION FEBRUARY 2021 DIGITAL BROKERAGE PLATFORM IS FLEXIBLE AND CUSTOMIZABLE CUSTOMER FUNCTIONALITY CARRIER FUNCTIONALITY PERSONALIZED FREIGHT MANAGEMENT TAILORED CAPACITY MANAGEMENT ▪ Quote and buy different kinds of truck capacity online through a single point of access ▪ Leverage analytics for decision - making, planning and peak management ▪ Gain real - time visibility of shipments in transit ▪ Post available capacity based on preferences for freight type and other parameters ▪ Book loads on the web or via the Drive XPO Œ mobile app ▪ Optimize equipment utilization and driver’s use of time ▪ Customize personal dashboard and self - service analytics to manage freight ▪ Enhance productivity of spend with direct access to data histories and KPIs ▪ Tailor screen displays to match business needs ▪ Analyze trends in spot rates, driving conditions and other factors that impact bids on loads ▪ Locate opportunities based on location, equipment specs, freight type and timing of loads XPO Connect Œ generates efficiencies for all stakeholders 41

INVESTOR PRESENTATION FEBRUARY 2021 ▪ Proprietary mobile app gives drivers access to the XPO Connect Œ platform from the road ▪ Fully automated transactions, tracking solution and intuitive tools for bidding, booking loads and more ▪ Enhances access to truckload capacity for XPO customers regardless of market conditions FREIGHT MANAGEMENT CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING Truck drivers have downloaded the Drive XPO Œ app over 300,000 times 42

INVESTOR PRESENTATION FEBRUARY 2021 Total Drive XPO app downloads Total registered carrier users Total registered customer users CARRIERS Total digital brokerage orders Note: All data is cumulative CUSTOMERS 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0 1,000 2,000 3,000 4,000 5,000 6,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 XPO Connect Œ is widely adopted and growing fast 43

INVESTOR PRESENTATION FEBRUARY 2021 Supplemental materials

INVESTOR PRESENTATION FEBRUARY 2021 45 Planned spin - off of the logistics segment In December 2020, XPO announced its plan to pursue a spin - off of its logistics segment as a separate, publicly traded company. The intended transaction would be generally tax - free for US federal income tax purposes to XPO shareholders, and would result in XPO shareholders owning stock in both companies. Additionally, the company plans to achieve an investment - grade rating. If completed as planned, the spin - off will create two pure - play industry powerhouses with clearly delineated service offerings: ▪ The spun - off company will be the second largest contract logistics provider in the world; and ▪ The remaining company will be a global provider of less - than - truckload (LTL) and truck brokerage services. The transaction is currently expected to be completed in the second half of 2021, subject to various conditions, including the effectiveness of a Form 10 registration statement, receipt of a tax opinion from counsel, the refinancing of XPO’s debt on terms satisfactory to the XPO board of directors, and final approval by the XPO board of directors. There can be no assurance that a separation transaction will occur or, if one does occur, of its terms or timing. The company’s 2021 guidance excludes impacts associated with the planned spin - off of the logistics segment.

INVESTOR PRESENTATION FEBRUARY 2021 46 COVID - 19 pandemic response XPO is continuing to use a combination of rigorous protective measures, technology and virtual communications to keep its employees safe. These are some of the many actions the company has taken as part of its COVID - 19 response: ▪ For employees who need to work on site, XPO follows the guidance of the World Health Organization, the US Centers for Disease Control, local regulators and the company’s own health and safety protocols. ▪ Personal protective equipment is provided to employees in all company workplaces, and social distancing is in effect. ▪ Our facilities engage in ongoing cleaning of high - touch areas, as well as deep cleaning of facilities likely to have been exposed to COVID - 19. ▪ The company added two weeks of 100% paid pandemic sick leave for US and Canadian employees, in addition to existing paid time off. ▪ Employees are guaranteed up to three additional paid days if their facility closes temporarily for deep cleaning. ▪ We instituted a contactless delivery policy to ensure that our drivers can maintain a safe distance from customers when delivering freight. ▪ We expanded access to mental health counseling services. For its customers and carriers, XPO added an electronic COVID - 19 dashboard to its XPO Connect Œ digital freight platform. The dashboard serves as an access point for alerts in North America and Europe issued by states, provinces, countries and major infrastructure sources, such as municipalities and airports.

XPO Logistics

Highly skilled management team

LEADERSHIP	PRIOR EXPERIENCE
Brad Jacobs *Chief Executive Officer*	United Rentals, United Waste
Aroon Amarnani *Vice President, Strategy*	TIAA, Barclays Capital
Josephine Berisha *Chief Human Resources Officer*	Morgan Stanley
Tony Brooks *President, Less-Than-Truckload – North America*	Sysco, PepsiCo, Roadway
Erik Caldwell *President, Last Mile Logistics*	Hudson's Bay, Luxottica
Richard Cawston *Managing Director, Supply Chain – Europe*	Norbert Dentressangle, Asda
Ashfaque Chowdhury *President, Supply Chain – Americas and Asia Pacific*	New Breed
Troy Cooper *President*	United Rentals, United Waste
Matthew Fassler *Chief Strategy Officer*	Goldman Sachs
Luis-Angel Gómez Izaguirre *Managing Director, Transport – Europe*	Norbert Dentressangle
Maryclaire Hammond *Senior Vice President, Human Resources*	BP, Honeywell
Mario Harik *Chief Information Officer*	Oakleaf Waste Management
Tavio Headley *Vice President, Investor Relations*	Jefferies, American Trucking Associations

Note: Partial list in alphabetical order

INVESTOR PRESENTATION FEBRUARY 2021

47

INVESTOR PRESENTATION FEBRUARY 2021 Highly skilled management team (cont.) 48 LaQuenta Jacobs Chief Diversity Officer Delta Air Lines, Home Depot, Turner Broadcasting Katrina Liddell President, Global Forwarding and Expedite Johnson Controls International Eduardo Pelleissone Chief Transformation Officer Kraft Heinz, America Latina Logistica Heidi Ratti Senior Vice President, Human Resources Pacer International Alex Santoro Chief Commercial Officer and Executive Vice President, Operations Anheuser - Bush InBev, America Latina Logistica, Popeyes Sandeep Sakharkar Senior Vice President, Supply Chain Foot Locker, Johnson & Johnson Kevin Sterling Vice President, Strategy Seaport Global Securities, BB&T Ravi Tulsyan Senior Vice President and Treasurer ADT, Tyco, PepsiCo Drew Wilkerson President, Transportation – North America C.H. Robinson Malcolm Wilson Chief Executive Officer, XPO Logistics Europe Norbert Dentressangle , NYK Logistics Kyle Wismans Senior Vice President, Financial Planning and Analysis Baker Hughes, General Electric Stacey Woods Senior Vice President, Human Resources Operations Time Warner Cable, Wells Fargo David Wyshner Chief Financial Officer Wyndham, Avis, Merrill Lynch LEADERSHIP PRIOR EXPERIENCE Note: Partial list in alphabetical order

XPOLogistics

Business glossary

XPO SERVICES

- **Less-than-truckload (LTL):** LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (generally determined by cube/weight ratio and type of product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. XPO is the third largest LTL provider in North America, with 290 terminals and over 75,000 next-day and two-day lanes. This network provides customers with geographic density and day-definite regional, inter-regional and transcontinental LTL freight services, including cross-border US service to and from Mexico and Canada, and intra-Canada service. The company also has one of the largest LTL networks in Western Europe, using a blended model of owned and contracted capacity to provide customers with domestic and pan-European solutions,
- **Logistics:** Logistics is an asset-light business characterized by long-term contractual relationships with high renewal rates and low cyclicality. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO is the second largest contract logistics provider in the world, with long-tenured customer relationships in diverse verticals, and customized solutions with high-value-add components, such as advanced automation, that minimize commoditization. The company's services include e-commerce fulfillment, reverse logistics, value-added warehousing and distribution, order personalization, cold-chain logistics, packaging and labeling, aftermarket support, inventory management and supply chain optimization for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage and cold-chain.

  Reverse logistics, also known as returns management, is a fast-growing area of logistics that refers to managing the flow of returned goods back through logistics facilities typically unwanted or defective merchandise. The demand for returns management has increased dramatically along with e-commerce sales, as consumers often "test drive" products they buy online. Reverse logistics services can include cleaning, testing, inspection, refurbishment, restocking, warranty processing and refunding.
- **Truck brokerage:** Truck brokerage is a variable-cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology, typically referred to as a TMS (transportation management system). Brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. The vast majority of truck brokerage shipments are full truckload: cargo is provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. XPO is the second largest freight broker globally and the third largest in North America. The company matches shippers' loads with third-party carrier capacity primarily provided by independent contractors with the ability to interact directly on the company's proprietary XPO Connect™ digital platform (see next page). Truck brokers have steadily increased their share of the for-hire trucking market throughout cycles, and shippers increasingly value automation, making digital truck brokerage one of the strongest trends in the transportation industry.

INVESTOR PRESENTATION FEBRUARY 2021 49

XPOLogistics

Business glossary (cont.)

XPO TECHNOLOGY

- **XPO Connect™:** XPO's proprietary, fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives shippers comprehensive visibility into current market conditions, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Carriers can post available truck capacity and bid on loads, and shippers can tender loads and track their freight in real time. Drivers use the Drive XPO™ app for mobile access to XPO Connect™ from the road. The app also serves as a geo-locator and supports voice-to-text communications. The cloud-based XPO Connect™ platform is deployed in North America and Europe.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. B2C and B2B customers "rent" XPO's logistics capacity, labor, technology, transportation and storage to reposition inventories fluidly across markets as demand fluctuates without the capital investment of adding distribution centers. The XPO Direct™ network uses XPO's existing assets and supplier relationships as growth levers, capturing incremental business by positioning customer inventories within one or two-day ground delivery of approximately 99% of the US population.
- **XPO Smart™:** XPO's proprietary, intelligent optimization tools improve labor productivity, warehouse management and demand forecasting in the company's logistics and transportation operations. In the company's logistics business, XPO Smart™ interfaces with the XPO's proprietary warehouse management platform to forecast optimal labor levels day-by-day and shift-by-shift, showing the future impact of current decisions. In the transportation business, XPO Smart™ is utilized in the company's less-than-truckload operations to improve cross-dock productivity at LTL network terminals.

INVESTOR PRESENTATION FEBRUARY 2021

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XPOLogistics

Additional service: Last mile logistics for heavy goods

Last mile logistics is the facilitation of deliveries to consumer homes, often with white-glove service. XPO specializes in last mile logistics for heavy goods, such as appliances, furniture and large electronics. North American industry size: ~$13 billion[1].

XPO KEY METRICS[2]	
Revenue	$908 million
Hub locations	85
Employees	~1,800
Carriers / trucks	~1,800 / ~3,900
Deliveries and installations per year	Over 10 million

INDUSTRY LEADER IN NORTH AMERICA

- XPO is the largest last mile provider for heavy goods
- Customers include omnichannel retail, e-commerce and direct-to-consumer manufacturers
- Asset-light platform positioned within 125 miles of 90% of the US population; independent contractor network
- Consistently high satisfaction levels supported by digital consumer engagement via XPO technology
- XPO Connect™ tools balance route efficiency with consumer at-home availability

Accelerating growth of e-commerce includes trend toward more big and bulky goods bought online

US e-commerce, $ in billions


CAGR 14.9%
135
138
161
190
220
250
287
328
377
435
493
567
707
818
957
1,104
1,249
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020E
2021E
2022E
2023E
2024E

[1] Source: Third-party research
[2] Full-year 2020 revenue and deliveries and installations; other metrics as of December 31, 2020

INVESTOR PRESENTATION FEBRUARY 2021
51

INVESTOR PRESENTATION FEBRUARY 2021 XPO is widely recognized for performance and culture 52 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020, 2021 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020 ▪ Awarded silver CSR rating in Europe by EcoVadis for transportation and logistics, 2019, 2020 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020 ▪ Awarded Apprenticeship of the Year in the UK by Motor Transport, 2020 ▪ Ranked #3 of Top 125 3PLs in France by Supply Chain Magazine, 2020 ▪ Received Innovation Award for partnership with Wavin Manufacturing at Supply Chain Excellence Awards, 2020 ▪ Ranked #3 of Top 100 Logistics Providers in the Netherlands by Logistiek , 2020 ▪ Recognized as one of the Most Socially Responsible Companies in France by Statista, 2020 ▪ Recognized by Whirlpool Corporation with Intermodal Carrier of the Year Award and Maytag Dependability Award for reverse logi sti cs, 2020 ▪ CEO Brad Jacobs named one of the Top 10 Logistics Leaders by Supply Chain Digital, 2020 ▪ Ranked Logistics Solution Provider of the Year by Urban Transport News in India, 2020 ▪ Received Torres & Earth Award in Spain for making positive contributions to combat climate change, 2020 ▪ Ranked #7 of the Top 20 UK Companies for Quality of Workplace Culture by the Chartered Management Institute, 2020 ▪ Ranked in top three of the Top 100 Transport Companies in France by l’Officiel des Transporteurs , 2019, 2020 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019 silver - level, 2020 gold - level ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Named a European Diversity Leader by the Financial Times, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2018, 2019, 2020 (worldwide) ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020 ▪ XPO Connect Œ received SDCE 100 Award for Innovation from Supply & Demand Chain Executive, 2020 ▪ Partnering with MIT as the first global logistics company to join the Industrial Liaison Program, 2019, 2020 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 Continued on next page

INVESTOR PRESENTATION FEBRUARY 2021 XPO is widely recognized for performance and culture (cont.) 53 ▪ Named a Great Supply Chain Partner by Supply Chain Brain, 2020 ▪ Awarded Trucks & Roads Award in Russia for operational excellence, 2018, 2019, 2020 ▪ Named a Disruptive Technology Leader on the Freight.Tech 25 by FreightWaves , 2019 ▪ Recognized by Dow Chemical Company with Gold Safety Excellence Award for drayage, 2019 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Recognized by Boeing Company with Performance Excellence Award, 2018 ▪ Ranked #1 on Transport Topics Top 50 Logistics list, 2017, 2018, 2019, 2020 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020 ▪ Recognized by Supply Chain Magazine with an Innovation Award at Kings of the Supply Chain in France, 2020 ▪ Ranked #3 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ Awarded a Trucks and Roads Award in Russia, 2018, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018 ▪ Awarded Company of the Year for innovation by Assologistica (Italy), 2017, 2018, 2019

INVESTOR PRESENTATION FEBRUARY 2021 Select highlights of XPO’s people - first culture 54 ▪ XPO’s US warehouse safety record for OSHA reportable incidents is more than four times better than industry average ▪ Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council in 2020 ▪ Launched a Sustainability Steering Committee and a Diversity and Inclusion Steering Committee in Europe in 2020 ▪ Named 2021 transportation partner of 3 - Day Walks ® for Susan G. Komen Foundation in its fight against breast cancer ▪ Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU’s objectives ▪ Donated global logistics services to Soles4Souls, a non - profit committed to disrupting the cycle of poverty ▪ Partnered with a leading virtual clinic for women and families to provide supplemental health services for employees ▪ Tuition benefit reimburses employees up to $5,250 annually for pursuing continuing education ▪ Robust recruitment initiatives emphasize diversity hiring; awarded Viqtory’s bronze - level Military - Friendly Employer ® ▪ Celebrates Black History, Women’s History, Hispanic Heritage, Pride and Military Appreciation months ▪ 300 young people hired to date by XPO Logistics in Europe through the XPO Graduate Program Progressive Pregnancy Care and Family Bonding benefits ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as primary caregiver ▪ Women receive up to 20 days of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and will remain eligible for wage increases, wh ile her pregnancy accommodations are in effect XPO’s latest Sustainability Report is available online at sustainability.xpo.com

INVESTOR PRESENTATION FEBRUARY 2021 Strongly committed to sustainability in transportation and logistics 55 TRANSPORTATION ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020 ▪ Awarded Trophées EVE 2020 for implementing an “urban river” solution to reduce CO 2 emissions during inner - city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île - de - France region and Voies Navigables de France ▪ Renewed three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Expanded fleet with 80 liquified natural gas (LNG) trucks in Europe in 2020, following investments in fuel - efficient Freightliner Cascadia tractors in North America (EPA - compliant and GHG14 - compliant technology), and Stralis Natural Power Euro VI tractors in Europe ▪ European fleet has reduced fuel consumption by 10% since 2015 ▪ Mega - trucks in Spain can reduce CO 2 emissions by up to 20%; tested duo - trailer for Ministry of Transport ▪ XPO drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting in Europe with diesel - electric hybrids and zero - emission electric vans for last mile service CarbonNET , our proprietary, cloud - based calculator, helps our operations document emission sources, activity data and CO 2 calculations

INVESTOR PRESENTATION FEBRUARY 2021 Strongly committed to sustainability in transportation and logistics (cont.) 56 LOGISTICS ▪ XPO’s Digital Distribution Warehouse of the Future for Nestlé in the UK is an environmentally advanced facility, with ammonia refrigeration, LED lighting, air - source heat pumps and a rainwater harvesting system ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ Nearly 75% of XPO’s total space in Europe are expected to operate LED lighting systems by year - end 2021 ▪ Polystyrene recycling initiative launched in France in partnership with Envie , an organization that gets vulnerable people back to work; recognized with the Sustainable Industry Award by L'Usine Nouvelle ▪ Contributing to EPA’s Energy Star Warehouse Leadership Group; long - time partnership with EPA SmartWay ® logistics in North America ▪ Obtained Ecocert Organic Certification for temperature - controlled logistics warehouses in France, 2019 ▪ Defined greenhouse gas and landfill reduction targets for North American logistics and drafted procedures to address sustainable procurement, greenhouse gas emissions, landfill diversion, natural resource conservation and energy efficiency ▪ Utilizing electronic waybills and documentation in global operations to reduce paper and other waste ▪ Energy efficiency evaluations performed prior to selecting warehouses to lease ▪ Vast majority of material handling devices used in logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries recycled annually as a byproduct of managing reverse logistics ▪ Packaging engineers ensure that optimal carton size is used for each product slated for distribution ▪ Reusable kitting tools manufactured by XPO utilized for installation of parts in customer operations

INVESTOR PRESENTATION FEBRUARY 2021 Share repurchase program 57 For the full year 2020, the company executed the following share repurchases: XPO has approximately $503 million remaining on the current $2.5 billion share repurchase authorization. The company is not obligated to repurchase any specific number of shares and can suspend or discontinue the program at any time. SHARES PURCHASED 1.7 million shares of XPO common stock 1 PRICE $66.58 average price per share TOTAL COST $114 million approximate total cost of repurchases 1 All 2020 stock repurchases were executed in the first quarter

XPOLogistics

Financial reconciliations

The following table reconciles XPO's net income attributable to common shareholders for the periods ended December 31, 2020 and 2019 to adjusted EBITDA for the same periods.

XPO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,		
	2020	2019	Change %	2020	2019	Change %
Net income attributable to common shareholders [1]	$ 93	$ 96	-3.1%	$ 79	$ 379	-79.2%
Preferred stock conversion charge [2]	22	-		22	-	
Distributed and undistributed net income [1] [3]	10	11		9	40	
Net income attributable to noncontrolling interests	3	-		7	21	
Net income	128	107	19.6%	117	440	-73.4%
Debt extinguishment loss	-	-		-	5	
Interest expense	85	74		325	292	
Income tax provision	33	30		31	129	
Depreciation and amortization expense	194	193		766	739	
Unrealized (gain) loss on foreign currency option and forward contracts	(1)	4		(2)	9	
Transaction and integration costs	7	3		100	5	
Restructuring costs	3	21		56	49	
Adjusted EBITDA [4]	$ 449	$ 432	3.9%	$ 1,393	$ 1,668	-16.5%
Revenue	$ 4,665	$ 4,136	12.8%	$ 16,252	$ 16,648	-2.4%
Adjusted EBITDA margin [5]	9.6%	10.4%		8.6%	10.0%	

[1] The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts because losses are not allocated to the Series A Preferred Stock
[2] Relates to the conversion of 69,445 shares of the company's Series A Preferred Stock
[3] Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non-cash allocation of undistributed earnings
[4] Adjusted EBITDA includes North American Less-Than-Truckload real estate gains of $14 million and $32 million for the three months ended December 31, 2020 and 2019, respectively.
[5] Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2021

58

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income attributable to common shareholders for the periods ended December 31, 2020 and 2019 to adjusted net income attributable to common shareholders for the same periods.

XPO Logistics, Inc.
Reconciliation of GAAP Net Income and Net Income Per Share to Adjusted Net Income and Adjusted Net Income Per Share
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,	
	2020	2019	2020	2019
GAAP net income attributable to common shareholders	$ 93	$ 96	$ 79	$ 379
Preferred stock conversion charge [1]	22	-	22	-
Debt extinguishment loss	-	-	-	5
Unrealized (gain) loss on foreign currency option and forward contracts	(1)	4	(2)	9
Impairment of customer relationship intangibles	-	-	-	6
Transaction and integration costs	7	3	100	5
Restructuring costs	3	21	56	49
Income tax associated with the adjustments above [2]	1	(6)	(35)	(18)
Impact of noncontrolling interests on above adjustments	-	(1)	(1)	(2)
Allocation of undistributed earnings	(4)	(2)	(14)	(5)
Adjusted net income attributable to common shareholders	$ 121	$ 115	$ 205	$ 428
Adjusted basic earnings per share	$ 1.32	$ 1.25	$ 2.24	$ 4.46
Adjusted diluted earnings per share [3]	$ 1.19	$ 1.12	$ 2.01	$ 4.03
Weighted-average common shares outstanding				
Basic weighted-average common shares outstanding	92	92	92	96
Diluted weighted-average common shares outstanding	102	103	102	106

[1] Relates to the conversion of 69,445 shares of the company's Series A Preferred Stock
[2] The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and contribution-based and margin-based taxes
[3] Adjusted EPS includes amortization of acquisition-related intangible assets of $0.25 and $0.96 per diluted share for the fourth quarter and full year 2020, respectively. Adjusted EPS includes amortization of acquisition-related intangible assets of $0.26 and $0.95 per diluted share for the fourth quarter and full year 2019, respectively.

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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INVESTOR PRESENTATION FEBRUARY 2021 Financial reconciliations (cont.) 60 Net cash provided by operating activities $ 193 $ 349 $ 885 $ 791 $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable - - - 186 - - - - Adjusted net cash provided by operating activities 193 349 885 977 1,102 785 622 91 Payment for purchases of property and equipment (149) (188) (526) (601) (551) (504) (483) (249) Proceeds from sales of property and equipment 47 60 195 252 143 118 69 60 Free Cash Flow $ 91 $ 221 $ 554 $ 628 $ 694 $ 399 $ 208 $ (98) 2015 Three Months Ended December 31, Years Ended December 31, 2019 2019 2016 2020 2018 2017 2020 XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) The following table reconciles XPO’s net cash provided by operating activities for the quarters ended December 31, 2020 and 2019, and the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to free cash flow for the same periods. Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload business for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio and Adjusted EBITDA
(Unaudited)
(In millions)

	Years Ended December 31,					
	2020	2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 3,106	$ 3,259	$ 3,230	$ 3,140	$ 3,035	$ 3,081
Fuel surcharge revenue	433	532	552	455	370	448
Revenue	3,539	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	1,748	1,786	1,754	1,697	1,676	1,741
Purchased transportation	334	397	400	438	438	508
Fuel and fuel-related taxes	186	264	293	234	191	230
Other operating expenses	495	471	590	574	538	511
Depreciation and amortization	224	227	243	233	203	164
Rents and leases	65	49	44	42	41	49
Operating income	487	597	458	377	318	202
Operating ratio [1]	86.2%	84.3%	87.9%	89.5%	90.7%	94.3%
Transaction, integration and rebranding costs	5	-	-	19	24	21
Restructuring costs	4	3	3	-	-	-
Amortization expense	34	34	33	34	34	10
Other income [2]	43	22	29	12	-	-
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	-	-	(2)	-
Adjusted operating income [3]	$ 573	$ 656	$ 523	$ 442	$ 374	$ 233
Adjusted operating ratio [4]	83.8%	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	190	193	210	199	169	154
Other	1	2	-	6	4	(6)
Adjusted EBITDA [3]	$ 764	$ 851	$ 733	$ 647	$ 547	$ 381

[1] Operating ratio is calculated as (1 – (operating income divided by revenue))
[2] Other income primarily consists of pension income
[3] Adjusted operating income and adjusted EBITDA are reconciled to operating income in the Consolidated Statements of Income
[4] Adjusted operating ratio is calculated as (1 – (adjusted operating income divided by revenue))
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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61

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload business for the fourth quarters ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income and adjusted operating ratio for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio
(Unaudited)
(In millions)

	Fourth Quarters Ended December 31,					
	2020	2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 806	$ 777	$ 791	$ 755	$ 749	$ 753
Fuel surcharge revenue	110	128	138	121	96	98
Revenue	916	905	929	876	845	851
Salaries, wages and employee benefits	452	436	442	422	427	450
Purchased transportation	88	92	100	108	106	119
Fuel and fuel-related taxes	48	59	75	64	52	47
Other operating expenses	117	101	141	139	142	145
Depreciation and amortization	55	58	60	56	55	53
Rents and leases	18	13	11	11	10	11
Operating income [1]	138	146	100	76	53	26
Operating ratio [2]	84.9%	83.9%	89.2%	91.3%	93.7%	96.9%
Transaction, integration and rebranding costs	-	-	-	1	15	20
Restructuring costs	(1)	-	3	-	-	-
Amortization expense	9	9	8	9	11	10
Other income [3]	10	5	7	3	2	1
Adjusted operating income [1] [4]	$ 156	$ 160	$ 118	$ 89	$ 80	$ 57
Adjusted operating ratio [5]	83.0%	82.3%	87.3%	89.9%	90.5%	93.3%

[1] Operating income and adjusted operating income include real estate gains of $14 million, $32 million and $5 million for the three months ended December 31, 2020, 2019 and 2017, respectively
[2] Operating ratio is calculated as (1 — (operating income divided by revenue))
[3] Other income primarily consists of pension income
[4] Adjusted operating income is reconciled to operating income in the Consolidated Statements of Income
[5] Adjusted operating ratio is calculated as (1 – (adjusted operating income divided by Revenue))
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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Financial reconciliations (cont.)

The following table reconciles XPO's net income attributable to common shareholders for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted EBITDA, and adjusted EBITDA excluding the North American truckload business divested in 2016.

XPO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA excluding Truckload
(Unaudited)
(In millions)

	Years Ended December 31,					
	2020	2019	2018	2017	2016	2015
Net income attributable to common shareholders	$ 79	$ 379	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge [1]	22	-	-	-	-	52
Distributed and undistributed net income	9	40	32	28	6	3
Net income attributable to noncontrolling interests	7	21	22	20	16	(1)
Net income	117	440	444	360	85	(192)
Debt extinguishment loss	-	5	27	36	70	-
Other interest expense	325	292	217	284	361	187
Loss on conversion of convertible senior notes	-	-	-	1	-	10
Income tax provision (benefit)	31	129	122	(99)	22	(91)
Depreciation and amortization expense	766	739	716	658	643	363
Unrealized (gain) loss on foreign currency option and forward contracts	(2)	9	(20)	49	(36)	3
Transaction, integration and rebranding costs	100	5	33	78	103	201
Restructuring costs	56	49	21	-	-	-
Litigation costs	-	-	26	-	-	-
Gain on sale of equity investment	-	-	(24)	-	-	-
Adjusted EBITDA	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,168	$ 474

[1] Relates to the conversion of 69,445 shares of the Company's Series A Preferred Stock
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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